Exhibit 99.1

NUVERRA ENVIRONMENTAL SOLUTIONS APPOINTS GREG HEINLEIN

AS EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

SCOTTSDALE, Ariz. (January 5, 2015) – Nuverra Environmental Solutions, Inc. (NYSE: NES) announced today the appointment of Greg Heinlein as Executive Vice President and Chief Financial Officer. Mr. Heinlein joins the Company today and reports directly to Nuverra Chairman and Chief Executive Officer Mark Johnsrud.

“Greg is an accomplished public-company CFO with significant operational expertise and will be an excellent addition to the Nuverra team,” said Mr. Johnsrud. “He brings a long and successful track record of building successful teams that drive business results. Greg’s experience and leadership will be invaluable to Nuverra as we continue to execute on our business strategies and objectives.”

Prior to joining Nuverra, Mr. Heinlein served as Senior Vice President and Chief Financial Officer of ION Geophysical, a Houston-based provider of technology-driven solutions to the oil and gas industry. Before joining ION Geophysical in 2011, Mr. Heinlein was Chief Operating and Financial Officer of Genprex, Inc., a privately held, clinical-stage biopharmaceutical company.

From 2005 to 2010, Mr. Heinlein held senior management positions at Freescale Semiconductor, Inc., including Vice President and Treasurer from 2005 to 2008 and Vice President, Global Sales and Marketing, from 2008 to 2010. Freescale Semiconductor is a NYSE-listed designer and manufacturer of embedded semiconductors. Prior to joining Freescale Semiconductor, Mr. Heinlein served as Vice President and Treasurer of Fisher Scientific International Inc. and Great Lakes Chemical Company.

Mr. Heinlein began his career in 1987 at The Dow Chemical Company, where he worked for more than 12 years in progressively senior financial management positions. Mr. Heinlein received a Bachelor of Business Administration degree from Saginaw Valley State University and a Master of Business Administration degree from Michigan State University.

About Nuverra

Nuverra Environmental Solutions is among the largest companies in the United States dedicated to providing comprehensive and full-cycle environmental solutions to customers in energy and industrial end-markets. Nuverra focuses on the delivery, collection, treatment, recycling, and disposal of restricted solids, water, wastewater, used motor oil, spent antifreeze, waste fluids and hydrocarbons. The Company continues to expand its suite of environmentally compliant and sustainable solutions to customers who demand stricter environmental compliance and accountability from their service providers. Interested parties can access additional information about Nuverra on the Company’s web site at http://www.nuverra.com, and in documents filed with the United States Securities and Exchange Commission, on the SEC’s web site at http://www.sec.gov.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipates,” “intends,” “plans,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” “confident,” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements may address matters that involve known and unknown risks and uncertainties, including risks and uncertainties set forth in the Company’s Current Report on Form 10-Q for the three months ended September 30, 2014, its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as well as the Company’s other reports filed with the United States Securities and Exchange Commission, which are available at http://www.sec.gov and the Company’s web site at http://www.nuverra.com. As a result of the foregoing considerations, you are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise

Source: Nuverra Environmental Solutions

Nuverra Environmental Solutions, Inc.

Liz Merritt, 480-878-7452

VP-Investor Relations & Communications

ir@nuverra.com